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MORRISON KNUDSEN CORPORATION

Morrison Knudsen Plaza/P. O. Box 73                              NEWS RELEASE
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-5387           For Further Information Contact:
Fax:  (208) 386-5065                                    Corporate Communications

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FOR RELEASE:
                                  JULY 19, 1994


               MK REPORTS SECOND QUARTER NET LOSS OF $40.5 MILLION


     BOISE -- Morrison Knudsen Corporation today reported results for the second quarter and six months ended June 30, 1994.

     For the quarter, the Company reported a net loss of $40.5 million, or $1.24 per share, compared with net income of $8.2 million, or $.27 per share, for the same period a year ago.

     The second quarter loss results from a $59.4 million pre-tax loss reserve taken by the Company on contracts in its transit car business, a one-time non-recurring pre-tax charge of $13.8 million attributable to the write-down of the Company's investment in the Texas TGV Corporation and the writedown of $5.0 million of capitalized development costs at the Company's Vertac hazardous waste incineration facility. These three items reduced second quarter net income by $46.9 million, or $1.44 per share.

     For the six months ended June 30, 1994, the net loss amounted to $30.8 million, or $.95 per share, versus net income of $16.1 million or $.52 per share, last year.

     MK indicated that the losses attributable to transit car contracts are largely due to delays in testing and delivery of new transit cars under the Company's contract with Metro North which resulted in higher labor and overhead costs and contract penalties.

     In addition, the Company has recorded anticipated losses on three other transit car contracts which


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are in the early phase of production.  These losses are the result of higher than planned start-up costs at the Company's two new manufacturing facilities, as well as higher labor and overhead costs attributable to schedule delays.

     The Company stressed that its transit business is out of its start-up phase and that the Transit Group, which now is headed by a new highly experienced management team, has a firm backlog of $980 million. MK's company-wide backlog stands at $4.4 billion, with healthy business prospects in engineering and construction, transportation, mining, environmental and industrial markets.

     Second quarter results also include a $24.0 million pre-tax gain as a result of MK Rail's sale of 6 million shares of its common stock at an initial offering price of $16 per share. This sale reduced MK's ownership of MK Rail to 65%.

     As previously disclosed, Texas TGV Corporation, which is 38% owned by the Company, did not provide an equity financing commitment on December 31, 1993, as required under the Franchise Agreement between Texas TGV and the Texas High-Speed Rail Authority. Since Texas TGV's recent efforts to negotiate contract amendments with the Authority have been unsuccessful, the Company is writing off its $13.8 million investment in Texas TGV.

     The Company is writing-down $5.0 million of capital investment in its Vertac facility in Arkansas, which is currently completing a contract for environmental clean-up work at a Superfund site. The pre-tax write-down represents the amount of capitalized costs which are not expected to be recovered from existing and anticipated future contracts to incinerate waste at the facility.

     Operating results also were adversely impacted by a $10.3 million pre-tax write-down of operating equipment, including $6.0 million with respect to the Company's CF Systems processing plant in Texas and $4.3 million from the Company's construction equipment pool.


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     The Company noted that operating income for the third quarter will be down considerably from third quarter 1993 results due primarily to delays in the commencement of two major design-build construction contracts. Operating earnings are expected to recover during the fourth quarter of 1994.

     MK indicated steps are underway to enable the Company to maintain technical compliance under the Company's credit agreements. The actions being taken by MK will not result in any change in the Company's current dividend policy.

     Morrison Knudsen Corporation (MRN-NYSE) serves the world's construction, transportation, environmental, industrial and power, markets as an engineer, contractor and manufacturer, offering complete development, operations and financial services.

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                          MORRISON KNUDSEN CORPORATION
                       CONSOLIDATED SUMMARY OF OPERATIONS
                THREE ANDSIX MONTHS ENDED JUNE 30, 1994 AND 1993
                  (Thousands of dollars except per share data)

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


                                                                                 Three Months Ended          Six Months Ended
                                                                                     June 30,                      June 30
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                                                                                1994         1993             1994        1993
Revenue
Engineering and construction                                                 $499,070       $554,915       $955,191    $1,025,913
Rail systems                                                                   92,374        100,477        177,554       189,674
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Total revenue                                                                $591,444       $655,392     $1,132,745    $1,215,587
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Operating income (loss)
  Engineering and construction                                                $(8,664)       $14,023         $1,760       $29,791
Rail systems                                                                  (56,996)         3,820        (53,248)        5,928
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Total operating income (loss)                                                 (65,660)        17,843        (51,488)       35,719
General and administrative expenses                                            (8,249)        (9,669)       (16,974)      (17,656)
Research and development expenses                                                (996)             -           (996)            -
Interest expense                                                               (2,438)          (422)        (3,794)         (611)
Other income (expense), net                                                    (3,695)         6,429           (571)       15,308
Equity in net income (loss) of unconsolidated
 affiliates                                                                     4,774           (824)         4,887        (4,290)
Gains on subsidiaries sales of stock                                           24,029              -         25,284             -
Losses from dispositions of investments in unconsolidated affiliates, net     (13,828)             -         (8,951)            -
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Income (loss) before taxes and minority interests                             (66,063)        13,357        (52,603)       28,470
Income tax (expense) benefit                                                   26,432         (5,062)        21,048       (12,051)
Minority interests in net (income) loss of subsidiaries                          (835)           (88)           741          (329)
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Net income (loss)                                                            $(40,466)        $8,207       $(30,814)      $16,090
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Earnings (loss) per common share                                               $(1.24)          $.27          $(.95)         $.52
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Weighted average number of common shares outstanding                       32,550,792     30,762,989     32,363,527    30,711,123
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Corporation's new business booked in period
  Engineering and construction                                               $305,800       $609,700      $ 678,600    $  997,100
Rail systems                                                                  332,500        127,400        635,200       127,400
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Total new business                                                           $638,300       $737,100     $1,313,800    $1,124,500C
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CORPORATION'S BACKLOG                                                                                     June 1994     June 1993
  Engineering and construction                                                                           $2,772,700    $3,464,400
Rail systems                                                                                              1,640,300     1,095,200
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Total Corporation's backlog                                                                              $4,413,000    $4,559,600
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Corporation's share of unconsolidated affiliates backlog (a)                                               $463,000       $35,000
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
(a)  Consists of next 5 year portion of long-term coal delivery contracts for
MIBRAG and Westmoreland Resources, Inc. and a mining services contract for MK
Gold Company.

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